Exhibit 99.1

Westrock Coffee Company Reports Second Quarter 2025 Results

and Reaffirms 2025 and 2026 Outlook

Little Rock, Ark., August 7, 2025 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the second quarter ended June 30, 2025.

Second Quarter Highlights1

●	Consolidated Results
o	Net sales were $280.9 million, an increase of 34.8%
o	Gross profit was $41.4 million, flat compared to the prior year period
o	Net loss was $21.6 million, compared to a net loss of $17.8 million in the prior year period
o	Consolidated Adjusted EBITDA[2] was $15.3 million and included $7.6 million of scale-up costs associated with our Conway Facility, compared to Consolidated Adjusted EBITDA of $12.4 million and $1.2 million of scale-up costs in the prior year period
●	Segment Results
o	Beverage Solutions
◾	Net sales were $208.8 million, an increase of 27.9%
◾	Segment Adjusted EBITDA[3] was $19.7 million, an increase of 48.5%
o	Sustainable Sourcing & Traceability (“SS&T”)
◾	Net sales were $72.0 million, an increase of 59.6%
◾	Segment Adjusted EBITDA[3] was $3.3 million compared to $0.4 million for the second quarter of 2024

Commenting on our results, Scott T. Ford, CEO and Co-founder stated, "We are pleased to report record quarterly segment performance as we celebrate the successful launch of our new single-serve cup plant and the production ramp-up at the extract and ready-to-drink (RTD) facility, both located in Conway, Arkansas. Our progress toward our goal of becoming the premiere integrated, strategic supplier to the pre-eminent coffee, tea, and energy beverage brands globally has resulted in record production, deliveries and quarterly segment performance for our business.”

2025 and 2026 Outlook

The Company is reaffirming its 2025 and 2026 guidance for Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Beverage Solutions credit agreement secured net leverage ratio, which were provided in its earnings release dated March 11, 2025.

1 Unless otherwise indicated, all comparisons are to the prior year period.

2 Consolidated Adjusted EBITDA is a non-GAAP financial measure. The definition of Consolidated Adjusted EBITDA is included under the section titled “Non-GAAP Financial Measures” and a reconciliation of Consolidated Adjusted EBITDA to the most directly comparable GAAP measure is provided in the tables that accompany this release.

3 Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility.

For additional information regarding the Company’s performance compared to the first half 2025 outlook provided in the March 11, 2025 earnings release, see the table included in the section below titled “2025 Outlook Versus Actual Results.”

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register HERE and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from numerous countries of origin.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2025 and 2026 financial outlook, our expectations regarding leverage ratios and compliance with the financial covenants in our credit agreement, expected volume growth in the Company’s core coffee business, our expectations regarding volume commitments from existing single serve customers and new single serve customer volumes, our expectations regarding expense savings from cost reduction and facility consolidation efforts in 2024, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out of and the rapid scale up of our RTD can volumes, and the launch and scale up of our RTD glass bottle products from, the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market (including continued increases in the “C” market price of green coffee), financial, political, and legal conditions; our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain, including from tariffs or trade restrictions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; Westrock Coffee’s future level of indebtedness, which may reduce funds available for other business purposes and reduce the Company’s operational flexibility; the risk that Westrock Coffee fails to attract, motivate or retain qualified personnel; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas extract and ready-to-drink facility; Westrock Coffee’s inability to complete the construction and launch of its planned second RTD can line or RTD glass line as expected or the risk of incurring additional expenses in the process; the loss of significant customers or delays in bringing their products to market; litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation; and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 12, 2025, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

PR@westrockcoffee.com

Investor Contact:

IR@westrockcoffee.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$43,956	$26,151
Restricted cash	8,368	9,413
Accounts receivable, net of allowance for credit losses of $1,524 and $3,995, respectively	85,685	99,566
Inventories	194,244	163,323
Derivative assets	28,176	19,746
Prepaid expenses and other current assets	16,214	15,444
Total current assets	376,643	333,643

Property, plant and equipment, net	480,653	467,011
Goodwill	116,111	116,111
Intangible assets, net	110,920	114,879
Operating lease right-of-use assets	61,955	63,380
Other long-term assets	11,195	6,756
Total Assets	$1,157,477	$1,101,780

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$16,469	$14,057
Short-term debt	75,170	54,659
Accounts payable	75,784	84,255
Supply chain finance program	98,300	78,838
Derivative liabilities	35,099	11,966
Accrued expenses and other current liabilities	60,578	34,095
Total current liabilities	361,400	277,870

Long-term debt, net	377,580	325,880
Convertible notes payable - related party, net	49,741	49,706
Deferred income taxes	16,238	14,954
Operating lease liabilities	59,553	60,692
Other long-term liabilities	1,040	1,346
Total liabilities	865,552	730,448

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,511 shares and 23,511 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively, $11.50 liquidation value	273,678	273,850

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 94,708 shares and 94,221 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	947	942
Additional paid-in-capital	526,561	519,878
Accumulated deficit	(491,703)	(442,922)
Accumulated other comprehensive income (loss)	(17,558)	19,584
Total shareholders' equity	18,247	97,482

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity	$1,157,477	$1,101,780

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands, except per share data)	2025	2024	2025	2024
Net sales	$280,859	$208,389	$494,655	$400,889
Costs of sales	239,464	166,986	424,187	322,212
Gross profit	41,395	41,403	70,468	78,677

Selling, general and administrative expense	53,931	51,610	94,275	96,050
Transaction, restructuring and integration expense	2,477	4,399	4,268	7,363
Impairment charges	—	831	—	831
Loss on disposal of property, plant and equipment	—	971	7	973
Total operating expenses	56,408	57,811	98,550	105,217
Loss from operations	(15,013)	(16,408)	(28,082)	(26,540)

Other (income) expense
Interest expense	13,119	7,453	25,718	15,032
Change in fair value of warrant liabilities	—	(1,612)	—	(1,653)
Other, net	(2,692)	98	(2,970)	233
Loss before income taxes and equity in earnings from unconsolidated entities	(25,440)	(22,347)	(50,830)	(40,152)
Income tax expense (benefit)	(370)	(4,645)	1,458	1,170
Equity in (earnings) loss from unconsolidated entities	(3,507)	57	(3,507)	110
Net loss	$(21,563)	$(17,759)	$(48,781)	$(41,432)
Amortization of Series A Convertible Preferred Shares	86	87	172	174
Net loss attributable to common shareholders	$(21,477)	$(17,672)	$(48,609)	$(41,258)

Loss per common share:
Basic	$(0.23)	$(0.20)	$(0.51)	$(0.47)
Diluted	$(0.23)	$(0.20)	$(0.51)	$(0.47)

Weighted-average number of shares outstanding:
Basic	94,661	88,323	94,480	88,209
Diluted	94,661	88,323	94,480	88,209

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(Thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(48,781)	$(41,432)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,771	15,516
Impairment charges	—	831
Equity-based compensation	8,080	5,481
Provision for credit losses	(22)	1,026
Amortization of deferred financing fees included in interest expense	1,755	1,715
Write-off of unamortized deferred financing fees	137	—
(Gain) loss on disposal of property, plant and equipment	7	973
Gain on de-consolidation of Rwanda Trading Company	(2,291)	—
Mark-to-market adjustments	(3,514)	(3,162)
Change in fair value of warrant liabilities	—	(1,653)
Foreign currency transactions	(141)	53
Deferred income tax expense (benefit)	1,458	1,170
Other	(2,738)	490
Change in operating assets and liabilities:
Accounts receivable	12,154	(3,954)
Inventories	(43,345)	(12,912)
Derivative assets and liabilities	(8,388)	4,709
Prepaid expense and other assets	1,520	733
Accounts payable	10,931	(20,211)
Accrued liabilities and other	17,334	34,936
Net cash used in operating activities	(29,073)	(15,691)
Cash flows from investing activities:
Additions to property, plant and equipment	(61,826)	(105,105)
Additions to intangible assets	(40)	(104)
Proceeds from sale of equity method investments and non-marketable securities	500	—
Acquisition of equity method investments and non-marketable securities, inclusive of cash contributed	(2,952)	—
Proceeds from sale of property, plant and equipment	316	449
Net cash used in investing activities	(64,002)	(104,760)
Cash flows from financing activities:
Payments on debt	(46,799)	(134,634)
Proceeds from debt	131,373	184,124
Payments on supply chain financing program	(79,847)	(49,612)
Proceeds from supply chain financing program	99,309	47,872
Proceeds from convertible notes payable	—	22,000
Proceeds from convertible notes payable - related party	—	50,000
Payment of debt issuance costs	(2,354)	(2,965)
Payment of convertible notes payable issuance costs	—	(511)
Net proceeds from (repayments of) repurchase agreements	9,769	(7,343)
Proceeds from exercise of stock options	—	12
Proceeds from issuance of common stock	—	635
Payment of equity issuance costs	—	(10)
Payment for taxes for net share settlement of equity awards	(1,564)	(1,159)
Net cash provided by financing activities	109,887	108,409
Effect of exchange rate changes on cash	(52)	229
Net increase (decrease) in cash and cash equivalents and restricted cash	16,760	(11,813)
Cash and cash equivalents and restricted cash at beginning of period	35,564	37,840
Cash and cash equivalents and restricted cash at end of period	$52,324	$26,027

The total cash and cash equivalents and restricted cash at June 30, 2025 and 2024 is as follows:

(Thousands)	June 30, 2025	June 30, 2024
Cash and cash equivalents	$43,956	$24,316
Restricted cash	8,368	1,711
Total	$52,324	$26,027

Westrock Coffee Company

Summary of Segment Results

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2025	2024	2025	2024
Beverage Solutions
Net sales	$208,814	$163,253	$372,893	$321,312
Segment Adjusted EBITDA[1]	19,670	13,245	29,253	24,045

Sustainable Sourcing & Traceability
Net sales[2]	$72,045	$45,136	$121,762	$79,577
Segment Adjusted EBITDA[1]	3,315	419	5,243	761

1 - Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility. Refer to the Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information regarding our segments and a reconciliation of Segment Adjusted EBITDA to loss before income taxes and equity in earnings from unconsolidated entities.

2 - Net of intersegment revenues.

Westrock Coffee Company

Calculation of Beverage Solutions Credit Agreement Secured Net Leverage Ratio

(Unaudited)

(Thousands, except leverage ratio)	Trailing Twelve-Months
Beverage Solutions Segment Adjusted EBITDA	$58,847
Permissible credit agreement adjustments[1]	11,137
Trailing Twelve-Months Credit Agreement Adjusted EBITDA	$69,984

End of period:
Term loan facility	$150,938
Delayed draw term loan facility	46,875
Revolving credit facility	172,500
Letters of credit outstanding	2,560
Secured debt	372,873
Beverage Solutions unrestricted cash and cash equivalents	(40,707)
Secured net debt	$332,166

Beverage Solutions Credit Agreement secured net leverage ratio	4.75x

1 – Primarily consists of $8.8 million of pro forma run-rate impact of cost savings initiatives, as permitted by the Credit Agreement.

The Company is required to maintain compliance with, among other things, a secured net leverage ratio under the terms of its credit agreement (the “Credit Agreement”) among the Company, Westrock Beverage Solutions, LLC, as the borrower, Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The secured net leverage ratio is calculated as secured net debt divided by Adjusted EBITDA for the trailing twelve-month period, each as defined in the Credit Agreement, and is applicable only to our Beverage Solutions segment.

Management believes that our secured net leverage ratio provides useful information to investors and other users of our financial data regarding the Company’s compliance with its material financial covenants. Failure to comply with the covenants in the Credit Agreement or make payments when due could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations under the Credit Agreement and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. As of the date of this press release, the Company is in compliance with its financial covenants.

Westrock Coffee Company

Reconciliation of Net (Loss) Income to Non-GAAP Consolidated Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Thousands)	2025	2024	2025	2024
Net loss	$(21,563)	$(17,759)	$(48,781)	$(41,432)
Interest expense	13,119	7,453	25,718	15,032
Income tax expense (benefit)	(370)	(4,645)	1,458	1,170
Depreciation and amortization	15,016	7,968	26,771	15,516
EBITDA	6,202	(6,983)	5,166	(9,714)
Transaction, restructuring and integration expense	2,477	4,399	4,268	7,363
Change in fair value of warrant liabilities	—	(1,612)	—	(1,653)
Equity-based compensation	4,750	3,025	8,080	5,481
Impairment charges	—	831	—	831
Conway extract and ready-to-drink facility pre-production costs	9,072	12,382	13,520	22,178
Mark-to-market adjustments	(1,441)	(1,522)	(3,514)	(3,162)
(Gain) loss on disposal of property, plant and equipment	—	971	7	973
Other	(5,722)	943	(3,966)	1,279
Consolidated Adjusted EBITDA	$15,338	$12,434	$23,561	$23,576

Non-GAAP Financial Measures

We refer to EBITDA and Consolidated Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Consolidated Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Consolidated Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain non-capitalizable costs necessary to place the Conway extract and ready-to-drink facility into commercial production, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Consolidated Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis.

Since EBITDA and Consolidated Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net income (loss) determined in accordance with GAAP. Further, our computations of EBITDA and Consolidated Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Consolidated Adjusted EBITDA differently than we do.

Westrock Coffee Company

2025 Outlook Versus Actual Results

(Unaudited)

Below is a summary of the Company’s performance compared to the first half 2025 outlook provided in the March 11, 2025 earnings release.

	1H 2025	1H 2025 Outlook
(Millions)	Actual	Low	High
Consolidated Adjusted EBITDA[2]	$23.6	$17.5	$24.0

Segment Adjusted EBITDA[3]
Beverage Solutions	$29.3	$25.0	$30.0
SS&T	5.2	2.5	4.0

	June 30, 2025
	Actual	Outlook
Beverage Solutions Credit Agreement secured net leverage ratio	4.75x	5.70x